FORM OF

PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 11th day of June, 2014 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, and acquired fund fees and expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.	PRINCIPAL MANAGEMENT CORPORATION

By:________________________________	By:________________________________
Name: Nora M. Everett	Name: Michael J. Beer
Title: Chair, President and Chief Executive Officer	Title: Executive Vice President and Chief Operating Officer

By:________________________________
Name: Beth C. Wilson
Title: Secretary and Vice President

SCHEDULE A

Series	Class A	Class B	Class C	Class J	Institutional Class	Expiration
Bond & Mortgage Securities Fund	0.88%	1.60%	1.75%	N/A	N/A	02/28/2015
California Municipal Fund	N/A	1.82%	N/A	N/A	N/A	02/28/2015
Diversified International Fund	N/A	2.47%	2.08%	N/A	N/A	02/28/2015
Equity Income Fund	N/A	1.97%	N/A	N/A	N/A	02/28/2015
Global Real Estate Securities Fund	1.45%	N/A	2.20%	N/A	1.00%	02/28/2015
Government & High Quality Bond Fund	0.88%	1.65%	1.63%	1.00%	N/A	02/28/2015
High Yield Fund	N/A	1.92%	N/A	N/A	0.61%	02/28/2015
High Yield Fund I	1.05%	N/A	N/A	N/A	N/A	02/28/2015
Income Fund	N/A	1.90%	N/A	1.10%	N/A	02/28/2015
Inflation Protection Fund	0.90%	N/A	1.65%	1.15%	N/A	02/28/2015
International Emerging Markets Fund	1.78%	2.78%	2.80%	N/A	N/A	02/28/2015
International Fund I	1.45%	N/A	N/A	N/A	N/A	02/28/2016
LargeCap Growth Fund	N/A	2.25%	N/A	N/A	N/A	02/28/2015
LargeCap Growth Fund I	1.25%	N/A	N/A	N/A	N/A	02/28/2015
LargeCap S&P 500 Index Fund	N/A	N/A	1.30%	N/A	N/A	02/28/2015
LargeCap Value Fund	N/A	2.00%	1.70%	N/A	N/A	02/28/2015
MidCap Fund	N/A	2.09%	N/A	N/A	N/A	02/28/2015
MidCap Growth Fund	N/A	N/A	N/A	N/A	0.75%	02/28/2015
MidCap S&P 400 Index Fund	N/A	N/A	N/A	N/A	0.25%	02/28/2015
MidCap Value Fund III	1.30%	N/A	N/A	N/A	N/A	02/28/2016
MidCap Value Fund III	N/A	N/A	N/A	N/A	0.736%	02/28/2015
Money Market Fund	N/A	1.55%	1.79%	N/A	N/A	02/28/2015
Principal Capital Appreciation	N/A	1.99%	1.82%	N/A	N/A	02/28/2015
Principal LifeTime 2010 Fund	0.41%	N/A	N/A	N/A	N/A	02/28/2015
Principal LifeTime 2020 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2015
Principal LifeTime 2030 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2015
Principal LifeTime 2040 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2015
Principal LifeTime 2050 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2015
Principal LifeTime 2055 Fund	N/A	N/A	N/A	N/A	0.13%	02/28/2015
Principal LifeTime 2060 Fund	N/A	N/A	N/A	0.41%	0.13%	02/28/2015
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Hybrid Income Fund	N/A	N/A	N/A	N/A	0.06%	02/28/2016
Principal LifeTime Strategic Income Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2015
Real Estate Securities Fund	N/A	2.20%	2.20%	N/A	N/A	02/28/2015
SAM Balanced Portfolio	N/A	1.70%	N/A	N/A	N/A	02/28/2015
SAM Conservative Balanced Portfolio	0.63%	1.38%	1.38%	0.63%	N/A	02/28/2015
SAM Conservative Growth Portfolio	N/A	1.71%	N/A	N/A	N/A	02/28/2015
SAM Flexible Income Portfolio	N/A	1.69%	N/A	N/A	N/A	02/28/2015
SAM Strategic Growth Portfolio	N/A	1.75%	N/A	N/A	N/A	02/28/2015
SmallCap Blend Fund	1.35%	2.29%	2.08%	N/A	0.80%	02/28/2015
SmallCap Growth Fund II	N/A	N/A	N/A	1.50%	1.02%	02/28/2016
SmallCap Value Fund II	1.45	N/A	N/A	N/A	N/A	02/28/2016
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	N/A	0.25%	02/28/2015
Tax-Exempt Bond Fund	N/A	1.60%	1.60%	N/A	N/A	02/28/2015

	R-1	R-2	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	02/28/2015
Principal LifeTime 2055 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	02/28/2015
Principal LifeTime 2060 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	02/28/2015
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.63%	N/A	0.32%	02/28/2016
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	02/28/2015
SmallCap Growth Fund I	1.88%	1.75%	1.57%	1.38%	1.26%	02/28/2016
In addition, Principal Management Corp. has contractually agreed to limit the expenses identified as “Other Expenses” related to Class P shares of funds other than the International Fund, I, LargeCap Growth Fund I, LargeCap Value Fund, MidCap Value Fund III, SmallCap Blend Fund and SmallCap Value Fund II and, if necessary, pay expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) through the period ending February 28, 2015. The expense limit will maintain “Other Expenses” (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%.
In addition, for International Fund I, LargeCap Growth Fund I, LargeCap Value Fund, MidCap Value Fund III, SmallCap Blend Fund and SmallCap Value Fund II, Principal Management Corp. has contractually agreed to limit the expenses identified as “Other Expenses” related to Class P shares and, if necessary, pay expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) through the period ending February 28, 2016. The expense limit will maintain “Other Expenses” (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%.

Series	Class A	Class C	Institutional Class	Expiration
Blue Chip Fund	1.35%[1]	2.10%[1]	0.75%	12/31/2014
Diversified Real Asset Fund	1.25%	2.00%	N/A	12/31/2014
Global Multi-Strategy Fund	2.00%	2.75%	1.65%	12/31/2014
Global Opportunities Fund	1.50%[1]	2.25%[1]	0.95%	12/31/2014
International Equity Index Fund	N/A	N/A	0.35%	12/31/2014
International Small Company Fund	1.60%	N/A	N/A	12/29/2015
Opportunistic Municipal Fund	0.90%	1.65%	N/A	12/31/2014
Small-MidCap Dividend Income Fund	1.40%	2.15%	N/A	12/31/2014

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.18%	1.05%	0.87%	0.68%	0.56%	12/31/2014
International Equity Index Fund	1.28%	1.15%	0.97%	0.78%	0.66%	12/31/2014
1 Expiration date of December 29, 2014

In addition, for Blue Chip Fund, Global Opportunities Fund and Opportunistic Municipal Fund, Principal has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%. It is expected that the expense limit will continue through the period ending December 29, 2014.
In addition, Principal has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares of funds other than the Blue Chip Fund, Global Opportunities Fund and Opportunistic Municipal Fund by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%. It is expected that the expense limit will continue through the period ending December 31, 2014.

In addition, for the Capital Securities Fund, Principal has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund, excluding interest expense. The expense limit will maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%, excluding interest expense. It is expected that the expense limit will continue permanently.
In addition, for International Small Company Fund, Principal has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%. It is expected that the expense limit will continue through the period ending December 29, 2015.

SCHEDULE B

Series	Waiver	Expiration
LargeCap Blend Fund II	0.018%	02/28/2015
LargeCap Growth Fund I	0.016%	02/28/2016
LargeCap Growth Fund II	0.014%	02/28/2015
LargeCap Value Fund III	0.012%	02/28/2016
MidCap Growth Fund III	0.022%	02/28/2015
MidCap Value Fund I	0.06%	02/28/2015
MidCap Value Fund III	0.014%	02/28/2016
Overseas Fund	0.03%	02/28/2015
SmallCap Growth Fund I	0.072%	02/28/2016
SmallCap Value Fund II	0.024%	02/28/2016